Exhibit 99.1

Cedar Fair Announces Expiration and Results of Consent Solicitation For its Outstanding Notes

SANDUSKY, Ohio – (November 9) – Cedar Fair, L.P. (NYSE: FUN) (the “Company”), a leader in regional amusement parks, water parks, and immersive entertainment, together with its wholly owned subsidiaries as co-issuers (together with the Company, the “Co-Issuers”), today announced the expiration and results of its previously announced consent solicitation (the “Consent Solicitation”) with respect to certain proposed amendments (the “Proposed Amendments”) to the indentures (the “Indentures”) governing its 5.375% Senior Notes due 2027 (the “2027 Notes”), 5.250% Senior Notes due 2029 (the “2029 Notes”), 5.500% Senior Secured Notes due 2025 (the “2025 Notes”) and 6.500% Senior Notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the 2029 Notes and the 2025 Notes, the “Notes”).

The Consent Solicitation was made pursuant to the terms of and subject to the conditions set forth in the Consent Solicitation Statement, dated November 3, 2023 (the “Statement”). All capitalized terms used in this press release but not defined herein have the meaning given to them in the Statement.

The Consent Solicitation expired at 5:00 p.m., New York City time, on November 9, 2023 (the “Expiration Date”). As of the Expiration Date and according to information received by Global Bondholder Services Corporation, consents to the Proposed Amendments had been provided and not validly revoked by Holders of approximately 99.70% of the outstanding 2027 Notes, 94.44% of the outstanding 2029 Notes, 90.22% of the outstanding 2025 Notes and 97.90% of the outstanding 2028 Notes. Accordingly, the Co-Issuers have obtained the consents required to effect the Proposed Amendments under the terms of each Indenture.

Subject to the terms and conditions in the Statement, all Holders who validly delivered (and did not validly revoke) their consents on or prior to the Revocation Deadline are eligible to receive a cash payment (the “Consent Payment”) of $2.50 per $1,000 principal amount of 2027 Notes, $2.50 per $1,000 principal amount of 2029 Notes, $1.25 per $1,000 principal amount of 2025 Notes and $2.50 per $1,000 principal amount of 2028 Notes, in each case for the benefit of the Holders of such series of Notes on the Record Date.

On November 9, 2023 (the “Consent Effective Time”), the Co-Issuers, their respective subsidiaries party to the Indentures as guarantors and the trustee under the Indentures executed supplemental indentures (the “Supplemental Indentures”) in respect of the Notes to effect the Proposed Amendments in accordance with the Statement. The Supplemental Indentures became effective upon their execution and are binding on all Holders of the Notes, including those who did not deliver a consent at or prior to the Expiration Date, but the Proposed Amendments will become operative only if the Co-Issuers make the Consent Payment as defined and described in the Statement. The Co-Issuers expect to pay the Consent Payment upon or immediately prior to consummation of the Merger.

Goldman Sachs & Co. LLC was the solicitation agent in the Consent Solicitation and Global Bondholder Services Corporation served as the information, tabulation and paying agent. Persons with questions regarding the Consent Solicitation should contact Goldman Sachs & Co. LLC at (toll free) 1 (800) 828-3182 or (collect) (212) 902-5962 or by e-mail at GS-LM-NYC@gs.com. Requests for the Statement should be directed to Global Bondholder Services Corporation, at (toll free) (855) 654-2015, (banks and brokers) (212) 430-3774, by facsimile (for Eligible Institutions only) at (212) 430-3775/3779 or by email to contact@gbsc-usa.com.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. The Consent Solicitation was made solely by the Statement referred to above and related materials and is subject to the terms and conditions stated therein. Neither the Statement nor any documents related to the Consent Solicitation have been filed with, or approved or reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Statement or any documents related to the Consent Solicitation, and it is unlawful and may be a criminal offense to make any representation to the contrary.

About Cedar Fair

Cedar Fair (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company’s expectations, beliefs, goals, strategies regarding the future, the satisfaction of any conditions relating to the payment of the Consent Payment and the potential completion of the Merger. These estimates, projections, and other forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors, including general economic conditions, the impacts of public health concerns, adverse weather conditions, competition for consumer leisure time and spending, unanticipated construction delays, changes in the Company’s capital investment plans and projects and other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at the Company’s parks and the Company’s growth strategies, and cause actual results to differ materially from the Company’s expectations or otherwise to fluctuate or decrease. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.

Investor Contact: Michael Russell, 419.627.2233

Media Contact: Gary Rhodes, 704.249.6119

Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449